Exhibit 31.4

Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Patrick J. Hughes, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Pioneer Bancorp, Inc.;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	October 28, 2020	/s/ Patrick J. Hughes
Patrick J. Hughes
Executive Vice President and Chief Financial Officer